John Hancock Advisers, LLC 601 Congress Street Boston, MA 02210

As of December 8, 2016

To the Trustees of:
John Hancock Funds III
601 Congress Street
Boston, MA 02210

Re:	Amended and Restated Expense Limitation Agreement and Voluntary Expense Limitation Notice

With reference to the Advisory Agreement dated January 1, 2014, as amended, entered into by and between John Hancock Advisers, LLC (the “Adviser”) and John Hancock Funds III (the “Trust”), on behalf of each series of the Trust (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:

1. The Adviser agrees to contractually waive its management fee for each Fund and, to the extent necessary, bear other expenses, as set forth in Appendix A and Appendix B hereto.

2. The Adviser agrees to voluntarily waive its advisory fees or, to the extent necessary, reimburse other expenses of each Fund as set forth in Appendix C hereto.

3. We understand and intend that the Trust will rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statement on Form N-1A for the Trust and the Funds with the Securities and Exchange Commission, in accruing each Fund’s expenses for purposes of calculating its net and gross asset value per share, and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit the Trust so to rely.

Very truly yours,

JOHN HANCOCK ADVISERS, LLC

By:	/s/ Jeffrey H. Long
Jeffrey H. Long
Chief Financial Officer

Agreed and Accepted
on behalf of John Hancock Funds III

By:	/s/ Charles A. Rizzo
Charles A. Rizzo
Chief Financial Officer

A copy of the document establishing the Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by the officer in his capacity as such and not as an individual and is not binding upon any of the Trustees, officers or shareholders of the Trust individually but only upon the assets of the Funds.

APPENDIX A

Class Specific Contractual Expense Limitations

For each Fund listed in the table below, the Adviser contractually agrees to waive and/or reimburse all class-specific expenses for the share classes of the Fund listed in the table below, including transfer agency fees and service fees, and other class-specific expenses (“Class Level Expenses”), to the extent they exceed the amount of average annual net assets (on an annualized basis) attributable to the class set forth in the table (the “Class Expense Waiver”).

The current expense limitation agreements expire on the dates specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Fund	Class R6	Expiration Date of Expense
		Limit
Disciplined Value Fund	0.00%	June 30, 2017
Global Shareholder Yield Fund	0.00%	June 30, 2017
International Growth Fund	0.00%	June 30, 2017
International Value Equity Fund	0.00%	June 30, 2017
Small Company Fund	0.00%	June 30, 2017
Strategic Growth Fund	0.00%	June 30, 2017

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APPENDIX B

Class Level Contractual Total Operating Expense Limitations

For purposes of this Appendix:

“Expenses” means all the expenses of a class of shares of a Fund (including those expenses of the Fund attributable to such class) but excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fee expenses paid indirectly; and (vi) short dividend expense.

“Expense Limit” means the percentage of average annual net assets (on an annualized basis) attributable to a class of shares of the Funds set forth below.

The Adviser contractually agrees to make payment to a specific class of shares of a Fund (up to the amount of the expenses relating solely to such class of shares), in an amount equal to the amount by which the Expenses of such class of shares exceed the Expense Limit for such class set forth in the table below. The expense limitation agreements expire on the dates specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

The Expense Limit for the classes of shares of the Funds indicated below for the purposes of this Appendix shall be as follows:

Fund/Class	A	B	C	R1	R2	R3	R4	R5	I	I2	ADV	1	NAV	R6	T	Expiration Date of
																Expense Limit
																(except as otherwise
																noted)
Disciplined	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.85%	N/A	N/A	N/A	N/A	N/A	6/30/2017
Value Fund
Global	1.09%	1.84%	1.84%	N/A	1.24%	N/A	N/A	N/A	0.84%	N/A	N/A	N/A	N/A	0.74%	1.09%	6/30/2018[1]
Shareholder
Yield Fund
____________________
1 At the December 6-8, 2016 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board approved, the following class level contractual total operating expense limitations for Global Shareholder Yield Fund: Class A, 1.09%; Class B, 1.84%; Class C, 1.84%; Class R2, 1.24%; Class I, 0.84%; Class R6, 0.74%; and Class T, 1.09% . Each class level contractual total operating expense limitation for Global Shareholder Yield Fund, with the exception of Class T, will become effective on December 13, 2016, and have an expiration date of June 30, 2018. The class level contractual total operating expense limitation for Class T shares of Global Shareholder Yield Fund, will become effective as of the commencement of operations of Class T shares of Global Shareholder Yield Fund, and have an expiration date of June 30, 2018.

B-1

Fund/Class	A	B	C	R1	R2	R3	R4	R5	I	I2	ADV	1	NAV	R6	T	Expiration Date of
																Expense Limit
																(except as otherwise
																noted)
International	1.35%	2.05%	2.05%	N/A	1.45%	N/A	1.20%	N/A	1.05%	N/A	N/A	N/A	N/A	N/A	1.30%	6/30/2017 for Class A,
Growth Fund																Class B, Class C, Class
																R2, Class R4 and Class I

																6/30/2018 for Class T2
Small	1.43%	N/A	N/A	1.80%	1.55%	1.70%	1.30%	1.10%	1.13%	N/A	1.34%	N/A	N/A	N/A	1.38%	6/30/2017 for Class A,
Company																Class R1, Class R2, Class
Fund																R3, Class R4, Class R5,
																Class I and Class ADV

																6/30/2018 for Class T3
____________________
2 At the December 6-8, 2016 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board approved, the class level contractual total operating expense limitation for Class T shares of International Growth Fund (1.30%) with an expiration date of June 30, 2018, effective as of the commencement of operations of Class T shares of International Growth Fund.
3 At the December 6-8, 2016 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board approved, the class level contractual total operating expense limitation for Class T shares of Small Company Fund (1.38%) with an expiration date of June 30, 2018, effective as of the commencement of operations of Class T shares of Small Company Fund.

B-2

APPENDIX C

Class Level Voluntary Total Operating Expense Limitations

For purposes of this Appendix:

“Expenses” means all the expenses of a class of shares of the Fund (including those expenses of the Fund attributable to such class) but excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest expense; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fees and expenses paid indirectly; and (vi) short dividend expense.

“Expense Limit” means the percentage of average annual net assets (on an annualized basis) attributable to a class of shares of the Fund set forth below.

The Adviser voluntarily agrees to waive advisory fees or, if necessary, reimburse expenses or make payment to a specific class of shares of the Fund (up to the amount of the expenses relating solely to such class of shares), in an amount equal to the amount by which the Expenses of such class of shares exceed the Expense Limit for such class set forth in the table below.

The Expense Limit for the classes of shares of the Fund indicated below for the purposes of this Appendix shall be as follows:

	Class	Class	Class	Class	Class	Class	Class	Class	Class	Class	Expiration
Fund	A	B	C	I	R1	R2	R3	R4	R5	R6	Date of Expense Limit*
N/A
*These fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser on notice to the Trust.

C-1